(Deloitte &
Touche LLP
logo appears here)
                                               Exhibit 23(b)

Two Hilton Court                  Telephone: (201) 631-7000
P.O. Box 319                      Facsimile: (201) 631-7459
Parsippany, New Jersey 07054-0319


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-59405 of PP&L Resources, Inc. on Form S-3, Registration Statements No. 33-50031 and No. 333-02003 of PP&L Resources, Inc. on Form S-8 and Registration Statement No. 333-20661 of Pennsylvania Power & Light Company on Form S-3 of our report dated February 3, 1995, appearing in the Annual Report on Forms 10-K of PP&L Resources, Inc. and Pennsylvania Power & Light Company for the year ended December 31, 1996.





February 28, 1997
















(Deloitte Touche
Tohmatsu International
logo appears here)